UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 9, 2022

BOISE CASCADE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-35805	20-1496201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 West Jefferson Street, Suite 300
Boise, Idaho 83702-5389
(Address of principal executive offices) (Zip Code)

(208) 384-6161
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BCC	New York Stock Exchange

Item 8.01    Other Events

On June 10, 2022, Boise Cascade Company (the “Company”) announced that it and its wholly-owned subsidiary, Boise Cascade Wood Products, L.L.C., have entered into a Securities Purchase Agreement, dated June 9, 2022 (the “Acquisition Agreement”) with Coastal Forest Resources Company (“CFRC”) to purchase CFRC's wholly-owned subsidiary, Coastal Plywood Company (“Coastal”) and its plywood manufacturing operations located in Havana, Florida, and Chapman, Alabama (the “Acquisition”). Coastal is a provider of quality plywood, lumber, and treated wood products throughout the eastern U.S.

The purchase price for the Acquisition is $512 million, subject to certain working capital and other closing adjustments. The Company currently plans to finance the Acquisition and related expenses with its existing cash balances.

The Acquisition Agreement contains customary representations, warranties, indemnities and closing conditions (including the receipt of antitrust approval under the Hart-Scott-Rodino Act of 1976, as amended ("HSR Act")).

Either the Company or CFRC may terminate the Acquisition Agreement if the conditions to closing have not been satisfied or waived by the 180th day after the date of the Acquisition Agreement, subject to extension under certain circumstances (the “Outside Date”). If the Acquisition Agreement is terminated (i) by the Company due to the failure of the conditions to closing to be satisfied or waived by the Outside Date, (ii) by CFRC due to the failure of the conditions to closing to be satisfied or waived by the one-year anniversary of the date of the Acquisition Agreement, or (iii) by either the Company or CFRC due to the existence of a final non-appealable order restraining, enjoining or otherwise prohibiting the closing, and, at the time of any such termination, all conditions to closing have been satisfied or waived (other than (A) those conditions that are to be satisfied at the closing or by covenants to be performed on the closing date and (B) those conditions requiring the expiration or termination of the waiting period under the HSR Act and the absence of antitrust-related legal impediments to closing) then the Company will be required to pay CFRC a termination fee in the amount of $20,480,000.

The scope of this transaction does not include CFRC's timberlands assets. The transaction is expected to close in the third quarter of 2022.

On June 10, 2022, the Company issued a press release announcing the Acquisition, a copy of which is attached hereto as Exhibit 99.1 to this report.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description of Exhibit
99.1	Boise Cascade Company Press Release, dated June 10, 2022

101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE COMPANY

	By	/s/ Jill Twedt
Jill Twedt Senior Vice President, General Counsel and Secretary
Date: June 10, 2022